CANADA SOUTHERN PETROLEUM LTD.

ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 24, 2003

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of Limited Voting Shares of CANADA SOUTHERN PETROLEUM LTD., a company incorporated under the laws of the Province of Nova Scotia (the “Company”) does hereby appoint RANDY L. DENECKY, RICHARD C. McGINITY AND MYRON F. KANIK, or any of them, as proxies, with full power to act without the others and with full power of substitution, to vote the said Limited Voting Shares at the Annual General Meeting of Shareholders (the “AGM”) of the Company on Tuesday, June 24, 2003 at 10:00 A.M., local time, or at any adjournments or postponements thereof, at The Calgary Petroleum Club, 319 – 5th Avenue S.W., Calgary, Alberta, Canada  T2P 0L5.

This proxy when properly executed will be voted or withheld from voting in the manner directed herein.  If no direction is made, the proxy will be voted “FOR” Proposals Numbers 1 and 2 at the AGM.

A shareholder has the right to appoint a person to attend and act for him at the AGM other than the person or persons designated on the proxy.  To exercise this right the shareholder may insert the name of the desired person in the blank space provided above and strike out the other named proxies.

Unless otherwise indicated on this proxy card or by accompanying letter, the person signing represents that he has executed and delivered to the Company proxies authorizing the voting of no more than 1,000 shares of the Company’s Limited Voting Shares at the AGM as provided by Article 8 of the Company’s Memorandum of Association (Articles of Continuance) as described in the Company’s proxy statement.

(Continued and to be signed on the other side)

 Please mark your vote in blue or black ink as shown here.

X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

FOR

WITHHELD

Election of Nominee:  D. Michael G. Stewart

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One Director

(Proxy Statement page 4)

FOR

AGAINST

ABSTAIN

Proposal to ratify the appointment of Ernst

___

___

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& Young LLP as the independent auditors of the

 Company for the year ending December 31,2003

(page 13)

This proxy when properly executed will be voted or withheld from voting in the manner directed herein.  If no direction is made, the proxy will be voted “ FOR” Proposals Numbers 1 and 2 at the AGM.

In their discretion, the named Proxies are authorized to vote upon amendments or variations to Proposals 1 and 2 and such other business as may properly come before the AGM or at any adjournment(s) thereof.

To change the address on your account, please check the box at right and indicate your new address in the address space above.  Please note that  changes to the registered name(s) on the account may not be submitted via this method.

SIGNATURE OF SHAREHOLDER____________________________ DATE _____________

SIGNATURE OF SHAREHOLDER_____________________________DATE_____________

NOTE:  This proxy must be signed exactly as the name appears hereon.  When shares are held jointly, each holder should sign.  When signing as executor, administrator, attorney, trustee or guardian, please give full title as such.  If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such.  Is signer is a partnership, please sign in partnership name by authorized person.